UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[       ] Definitive Information Statement

UAGH, Inc.
(Name of Registrant as Specified In Charter)

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UAGH, Inc.

To Our Stockholders:

On June 30, 2008, the Board of Directors of UAGH, Inc., unanimously approved amendments to the Company's Certificate of Incorporation to:
(i)	effect a reverse stock split whereby all outstanding shares of the Company's $.01 par value common stock ("Common Stock") will be reverse split on 1 share for every 15 share basis, with the following exceptions: (a) fractional share amounts will be rounded up to the nearest whole number; (b) no shareholder who holds at least 100 shares prior to the Reverse Stock Split will receive less than 100 shares as a result of the Reverse Stock Split; and (c) the shares of shareholders holding less than 100 shares will be unaffected by the reverse split;
(ii)	increase the authorized capital so that the Company is authorized to issue one hundred million (100,000,000) shares of $0.01 par value of Common Stock and ten million (10,000,000) shares of $0.01 par value of preferred stock, which preferred stock is issuable in such series and designations as may be authorized by the Company's Board of Directors;
(iii)	add Articles to our Certificate of Incorporation, Article VI to specify the powers of the Board of Directors and Article VII to indemnify our officers and directors.

Also, on June 30, 2008, these amendments were approved by a holder of a majority of the Common Stock. There were not then and are not now any shares of preferred stock authorized, issued or outstanding. The amendments to the Company's Certificate of Incorporation are expected to be effective on or about July 31, 2008. The accompanying Information Statement contains certain additional information about the Amendments to the Company's Certificate of Incorporation and is first being sent on or about July 11, 2008 to record holders of the Common Stock as of July 11, 2008. The Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder and will serve as the notice required by Section 228 of the DGCL.

This Information Statement is being sent to you for information only and you are not required to take any action.

By Order of the Board of Directors:

Daniel Drummond
Chairman of the Board

San Diego, California
July 11, 2008

UAGH, Inc.

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about July 11, 2008, to all holders of record on July 11, 2008 (the "Record Date"), of the $0.01 par value common stock (the "Common Stock") of UAGH, Inc., a Delaware corporation (the "Company" or the "Corporation"), in connection with the vote by the Board of Directors of the Company and the approval by written consent of a holder of a majority of the Company's Common Stock to:
(i)	effect a reverse stock split whereby all outstanding shares of the Company's $.01 par value common stock ("Common Stock") will be reverse split on 1 share for every 15 share basis, with the following exceptions: (a) fractional share amounts will be rounded up to the nearest whole number; (b) no shareholder who holds at least 100 shares prior to the Reverse Stock Split will receive less than 100 shares as a result of the Reverse Stock Split; and (c) the shares of shareholders holding less than 100 shares will be unaffected by the reverse split;
(ii)	increase the authorized capital so that the Company is authorized to issue one hundred million (100,000,000) shares of $0.01 par value Common Stock and ten million (10,000,000) shares of $0.01 par value preferred stock, which preferred stock is issuable in such series and designations as may be authorized by the Company's Board of Directors;
(iii)	add Articles to our Certificate of Incorporation, Article VI to specify the powers of the Board of Directors and Article VII to indemnify our officers and directors.

Section 242 of the Delaware General Corporation Law (the “DGCL”) provides that amendments to the Company’s Certificate of Incorporation shall first be adopted by the resolution of the board of directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Section 228 of the DGCL provides that, unless otherwise provided in the Company’s Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if consents in writing, setting forth the action to be taken, are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s Certificate of Incorporation does not prohibit the taking of actions by written consent of the Company’s stockholders. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s board of directors obtained the written consent by a holder of a majority of the Company’s voting stock for the aforementioned actions.

Pursuant to Securities and Exchange Commission Rule 14c-2(b), the actions approved by the stockholders cannot become effective until 20 days from the date of mailing of this Information Statement to our stockholders. We anticipate filing the proposed Amendments to the Certificate of Incorporation with the Delaware Secretary of State on the expiration of such twenty day period, anticipated to be July 31, 2008, at which time the proposed Amendments to the Articles of Incorporation will become effective (the "Effective Date"). This Information Statement shall constitute notice to our stockholders of action by written consent.

The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock that each stockholder is entitled to receive as a result of the Reverse Split. New Common Stock certificates will not be issued at the Effective Date, but may be issued subsequently with respect to any certificates returned to the transfer agent upon a sale, exchange, or for any other purpose. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold the number of shares of Common Stock that is not evenly divisible by 15 will have the number of shares to which they are entitled rounded up to the nearest whole number of shares. No stockholder will receive cash in lieu of a fractional share.

The Company's Common Stock is traded on the OTC Bulletin Board under the symbol UAGH. There have been no recent sales of securities.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

FORWARD LOOKING STATEMENTS

This Information Statement, including the Exhibits attached hereto, contains forward- looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward- looking statements. Factors that might cause such a difference include the risks and uncertainties that could affect the Company's economic prospects, including, but not limited to, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-SB filed  December 28, 2007, which is incorporated by reference in this Information Statement.

THE REVERSE STOCK SPLIT

The following summary describes the material terms of the Reverse Split. This Information Statement contains more detailed descriptions of such terms. We encourage you to read the entire Information Statement and the documents we have incorporated by reference.

Description of the Reverse Stock Split

As of the Record Date, there were 10,000,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the sole class of outstanding voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

To effect the Reverse Stock Split, the Company will amend and restate the fourth article of its existing Amended and Restated Certificate of Incorporation to provide for the Reverse Stock Split and to state that each share of Common Stock outstanding prior to the Reverse Stock Split will be automatically reclassified and changed to 1/15th of a fully-paid and non-assessable share of Common Stock, without increase or decrease in the par value thereof. The amendment will also provide that no fractional shares shall be issued with respect to any shares of Common Stock held by any stockholder and that the Company will round up any fractional shares to the next whole number. Also, the amendment will provide that no shareholder who holds at least 100 shares prior to the Reverse Stock Split will receive less than 100 shares as a result of the Reverse Stock Split. Furthermore, shareholders holding less than 100 shares prior to the reverse stock split will be unaffected by the Reverse Stock Split.

Shares prior to Reverse Stock Split	Shares after Reverse Stock Split
5	5
100	100
200	100
1500	100
1501	101
1600	107
1,000,000	66,667

Background and Purpose of the Reverse Stock Split

By completing a 1-for-15 Reverse Stock Split of the currently issued and outstanding Common Stock of the Company, the Company will reduce the number of issued and outstanding shares while at the same time maintain its public status, thereby preparing the Company for the issuance of the quantities of shares required for an acquisition, merger, or reorganization. The Company currently has no target for such an acquisition, merger, or reorganization.

Given that the Company has no assets, business, or business prospects of any kind, the Board of Directors believes that the Reverse Stock Split will benefit all stockholders, as without the Reverse Stock Split, the Company would have little value as a candidate for an acquisition, merger, or reorganization with a private company that seeks to go public by way of such a transaction. Except for the rounding up of fractional shares, and the special treatment of shareholders who hold at least 100 shares prior to the Reverse Stock Split, which benefit smaller stockholders over larger stockholders, the Reverse Stock Split affects all stockholders equally.

The reduction in the number of outstanding shares could adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the Reverse Stock Split will result in a proportionate increase in the value of the shares of Common Stock.

Any new shares issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split.

As part of the Reverse Stock split, the par value of our Common Stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Stock Split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the Reverse Stock Split for all periods presented in our future financial reports and regulatory filings.

Following the Reverse Stock Split, we will have approximately 670,740 shares of Common Stock issued and outstanding.

Effect of the Reverse Stock Split on the Company

The Reverse Stock Split will not affect the public registration of the Common Stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Similarly, we do not expect that the Reverse Stock Split will affect the continued listing of the Common Stock on the OTC Bulletin Board, which listing we intend to maintain. The Reverse Stock Split is not intended to make the Company a privately-held company or otherwise constitute a "going-private" transaction.

The number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split. However, the Company will amend its Certificate of Incorporation to create a class of preferred stock, which will consist of 10,000,000 shares of $.01 par value preferred stock. See "Amendment to the Certificate of Incorporation to Increase the Company's Authorized Capital."

The Reverse Stock Split will reconstitute the Company's capital so that its stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will decrease from $100,000 to approximately $6,707, and additional paid-in capital will increase from $(100,000) to $(6,707). Upon completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding will be reduced from 10,000,000 shares to approximately 670,740 shares.

The Reverse Stock Split will not alter the voting rights or other rights of holders of the Company's Common Stock.

Approving Vote of the Board of Directors and Consenting Stockholders

The Company's Board of Directors has determined that the Reverse Stock Split is in the best interests of the Company. The Company has received the approving consent of the holder of a majority of the shares of Common Stock entitled to vote on the Reverse Stock Split. Accordingly, no additional vote of the Company's stockholders is required to approve the Reverse Stock Split.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Stock Split without such outside persons.

Effective Date

The Reverse Stock Split is anticipated to be effective at the closing of business on July 31, 2008.

Amendment to the Certificate of Incorporation

To effect the Reverse Stock Split, the Company will  amend and restate Article IV of its Amended and Restated Certificate of Incorporation. The amendment, to be filed at 6:00 P.M. on the day before the Effective Date, will amend Article IV to provide for the Reverse Stock Split and will accordingly state that each share of Common Stock outstanding prior to the Reverse Stock Split will be automatically reclassified and changed into 1/15th of a fully-paid and non-assessable share of Common Stock, without increase or decrease in the par value thereof. The amendment will also provide that no fractional share shall be issued with respect to any shares of Common Stock held by any stockholder in any one account, and that the Company will automatically increase each fractional share into a whole share of Common Stock. Addditionally, the Amendment provides that no shareholder who holds at least 100 shares prior to the Reverse Stock Split will receive less than 100 shares after the Reverse Stock Split and that shareholders holding less than 100 shares prior to the Reverse Stock Split will be unaffected by the Reverse Stock Split.

Street Name Holders of Common Stock

The Company intends for the Reverse Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by shareholders. The Company's transfer agent will adjust the record books of the company to reflect the 1-for-15 Reverse Stock Split effective as of close of business on July 31, 2008. New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters' Rights

Stockholders do not have any dissenters' rights under the Delaware Law or under the Company's Certificate of Incorporation or By-laws in connection with the Reverse Stock Split.

Certain Federal Income Tax Consequences

We have summarized below certain federal income tax consequences to the Company and its stockholders resulting from the Reverse Stock Split. This summary is based on United States federal income tax law, existing as of the date of this Information Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse Stock Split will be treated as a tax-free "recapitalization" for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Stock Split.

As stockholders will continue to hold Common Stock immediately after the Reverse Stock Split, and receive no cash as a result of the Reverse Stock Split, they should not recognize any gain or loss in the Reverse Stock Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse Stock Split.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse/Forward Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL

By authorizing the Company to issue ten million (10,000,000) shares of preferred stock with $0.01 par value in such series and designations as may be authorized by the Board of Directors, the Company believes that it will be better structured to consummate a merger or acquisition of a suitable target. The Company currently does not have such a target. Should the Company enter an agreement to merge or acquire another company or business and issue additional shares to such target company, stockholder authorization will not be required.

The change in capital will not affect the relative rights or privileges of our existing stockholders. The Preferred Stock, once authorized, requires future board approval in order to fix and determine the designations, rights, preferences or other variations of each class or series.

There can be no assurance, nor can the Board of Directors of the Company predict, what effect, if any, the proposed authorization of preferred stock will have on the market price of the Company's common stock.

The proposed amendments to the Certificate of Incorporation are included as an exhibit to this Information Statement.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION
TO ADD ADDITIONAL ARTICLE

In anticipation of a possible acquisition, merger, or reorganization the Company's Board of Directors has determined that it is the best interests of the Company to add Articles VI and VII:.

Article VI

The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director." The number of members constituting the Board of Directors of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation is two (2).  The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one.  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the remaining directors, though less than a quorum.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation.

Article VII

The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

The proposed amendments are included in Article VI and Article VII in Exhibit A to this Information Statement.

VOTE REQUIRED FOR APPROVAL

Section 242 of the Delaware General Corporation Law (the “DGCL”) provides that amendments to the Company’s Certificate of Incorporation shall first be adopted by the resolution of the board of directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Section 228 of the DGCL provides that, unless otherwise provided in the Company’s Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if consents in writing, setting forth the action to be taken, are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company’s Certificate of Incorporation does not prohibit the taking of actions by written consent of the Company’s stockholders. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions described herein as early as possible in order to accomplish the purposes as herein described, the Company’s board of directors obtained the written consent to the aforementioned actions of the holders of a majority of the Company’s voting stock.

ANTI-TAKEOVER IMPLICATIONS OF REVERSE STOCK SPLIT
AND INCREASE IN AUTHORIZED CAPITAL

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the Reverse Stock Split and increase in authorized capital is to reduce the number of issued and outstanding shares while at the same time maintaining the Company's public status and increasing the number of shares available for future issuance, thereby preparing the Company for the issuance of the quantities of shares required for an acquisition, merger, or reorganization. The actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

There are no anti-takeover mechanisms in our Certificate of Incorporation, By-Laws or another other governing documents or contracts.

EFFECT OF REVERSE STOCK SPLIT AND INCREASE IN AUTHORIZED SHARES ON
NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE

As of June 30, 2008 the Company had a total of 10,000,000 of its 100,000,000 authorized shares of Common Stock issued. The table below illustrates the effect on the number of authorized shares of the Company's Common Stock available for issuance as a result of the Reverse Stock Split and as a result of the increase in authorized shares.

Commond Stock Currently Issued	Post-Reverse Stock Split	Common Stock Available after Reverse Stock Split
10,000,0000	670,740	99,329,260

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent (5%) of the Company's common stock, (ii) all directors and nominees, (iii) each executive officer, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the Company believes that the beneficial owner has sole voting and investment power over such shares. The Company does not believe that any other stockholders act as a "group", as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. As of June 30, 2008, the Company had issued and outstanding 10,000,000 shares of Common Stock.

Title of Class	Name and Address Of Beneficial Owners	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Daniel Drummond(1)(2)	9,000,000	90%
	1608 W 2225 S
	Woods Cross, UT 84087

	Tryant, LLC(2)	9,000,000	90%
	1608 W 2225 S
	Woods Cross, UT 84087

	Alex Ferries (1) (3)	0	0%
	1608 W 2225 S
	Woods Cross, UT 84087

	All officers and directors as a group (2 persons)	9,000,0000	90%

(1) Officer and Director.
(2) Tryant, LLC is the beneficial owner of these shares, however, Daniel Drummond, an officer and director of UAGH, Inc. is a director of Tryant, LLC and is considered a beneficial owner of these shares.
(3) Mr. Ferries is a consultant to Tryant, LLC.

There are no contracts or other arrangements that could result in a change of control of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon except to the extent that the matters prepare the Company for a possible acquisition, merger, or reorganization and that one of the terms of such an acquisition, merger, or reorganization could be that they might receive remuneration in the form of shares of post- Reverse Stock Split Common Stock and a cash payment in exchange for their indemnification of the reorganized Company against any and all liabilities of the Company existing at the closing.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Daniel Drummond, 16625 Dove Canyon Rd, #102-331, San Diego, CA 92127 a copy of the Company's Form 10-SB for the period ended December 28, 2007, will be provided without charge to stockholders.

By: Order of the Board of Directors
/s/ Daniel Drummond
Daniel Drummond, Chairman of the Board
Date: July 11, 2008

Exhibit "A" UAGH, Inc. Amended and Restated Certificate of Incorporation

Amended and Restated Certificate
of Incorporation
of UAGH, Inc.

UAGH, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

ONE: The name of the corporation is UAGH, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 19, 2000, under the name UAXS Global Holdings, Inc.

TWO: The undersigned is the duly elected and acting President of the Company.

THIRD: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

Article I: The name of the corporation is: UAGH, Inc. (the “Corporation”).

Article II: The address  of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article IV:    (a) Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is one hundred ten million (110,000,000) shares of all classes of stock, consisting of one hundred million (100,000,000) shares of common stock, $.01 par value, and ten million (10,000,000) shares of preferred stock, $.01 par value.

    (b) Preferred Stock. Preferred stock may be issued in one or more series. The board of directors of the Corporation is vested with the authority to determine and state the designations and preferences, limitations, relative rights, and voting rights, if any, of each such series by the adoption and filing in accordance with the Delaware General Corporation Law, before the issuance of any shares of such series, of an amendment or amendments to this Certificate determining the terms of such series, which amendment need not be approved by the stockholders or the holders of any class or series of shares except as provided by law. All shares of preferred stock of the same series shall be identical.

    (c) Reverse Stock Split. Upon the filing and effectiveness ("Effective Time") of this Certificate of Amendment of Certificate of Incorporation pursuant to the Delaware General Corporation Law, each fifteen (15) shares of the common stock ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.01 par value per share (the "New Common Stock") without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective time, own a number of shares of Old Common Stock which is not evenly divisible by 15 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of New Common Stock. Any shareholder holding 100 or more shares prior to the Reverse Stock Split, but who hold less than 100 shares after the Reverse Stock Split shall receive 100 shares. Shareholders holding less than 100 shares prior to the reverse stock split shall be unaffected by the stock split. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.

Article V: The personal liability of directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, but no such subsequent amendment or supplement shall, unless otherwise required by law, diminish the extent of personal liability eliminated hereby.

Article VI: The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director." The number of members constituting the Board of Directors of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation is two (2).  The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one.  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the remaining directors, though less than a quorum.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation.

Article VII: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons, and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.

Article VIII: This Amended and Restated Certificate of Incorporation shall be effective on the date of its filing.

FOURTH:   This Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

FIFTH:  This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.  The required percentage of the outstanding shares of Common Stock approved this Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Corporation in accordance with said Section 228.

IN WITNESS WEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation of UAGH, Inc. this 31th day of July, 2008.

By: /s/Daniel Drummond
Daniel Drummond
President